Beckstead and Watts, LLP
Certified Public Accountants
2425 W Horizon Ridge Parkway
Henderson, NV 89052
702.257.1984 tel
702.362.0540 fax

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated July 15, 2005, accompanying the financial statements of Industrial Enterprises of America, Inc. on Form 10-KSB for the six month period ended June 30, 2004. We hereby consent to the incorporation of said report on the Annual Report of Industrial Enterprises of America, Inc. on Form 10-KSB.

Signed,

/s/ Beckstead and Watts, LLP
July 15, 2005